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                                                                    EXHIBIT 99.1



          DENSE-PAC MICROSYSTEMS ANNOUNCES ACQUISITION OF PRODUCTIVITY
                           ENHANCEMENT PRODUCTS INC.
                BusinessWire, Thursday, October 19, 2000 at 07:07

GARDEN GROVE, Calif.--(BUSINESS WIRE)--Oct. 19, 2000--

Acquisition of Engineering Development and Manufacturing Outsourcing

Firm Expands Dense-Pac's Proprietary Stacking to System Level from

Core Component Business

Dense-Pac Microsystems Inc. (Nasdaq:DPAC), a leading edge provider of high-density semiconductor packaging solutions, Thursday announced that it has completed a letter of intent (LOI) to acquire Productivity Enhancement Products Inc. ("PEPdesigns") of Laguna Hills, Calif., a privately held, leading system-level engineering development and manufacturing outsourcing firm with trailing 12 months revenue of approximately $7 million, and operating margin of 11 percent.

Under the terms of the LOI, PEPdesigns will be purchased for a price of approximately $6 million, comprised of Dense-Pac common shares and the book value of liabilities. This acquisition is expected to be completed before the calendar year-end and will be accounted for as a purchase for accounting purposes.

PEPdesigns provides turnkey electronic product development services to networking, Internet appliance and telecommunications companies. The service includes hardware, firmware, software and mechanical design integrated with product manufacturing and program management services for "fast time to market" product development. PEPdesigns' customers include CISCO Systems, Symbol Technologies, Asyst Technologies and NEC.

According to Dense-Pac's president and CEO, Ted Bruce, "PEPdesigns' systems design capabilities will strengthen Dense-Pac's ability to respond to customers' packaging needs, and is expected to expand our manufacturing relationships using our proprietary packaging technology, especially in the communications industry. PEPdesign has developed a competency in DSL, having completed several designs that are currently going to production. Simply, the addition of PEPdesign capabilities to Dense-Pac's service offering will further our plan to strategically diversify our revenue base and strengthen our direct relationship with system manufacturers."

PEPdesigns' accomplishments include the development of a hand-held express mail data collection device for the United States Postal Service. In 1999, PEPdesigns contributed to the design and manufactured a Small Office/Home Office (SOHO) Router and Firewall Internet appliance for BeadleNet Corp. BeadleNet was acquired by Watchguard Technologies later in 1999 based on the success of the appliance. PEPdesigns is now engaged in the design of a number of broadband DSL/networking products that are expected to go into production in early 2001.

About Dense-Pac Microsystems Inc.

Dense-Pac Microsystems is a technology company specializing in the design and production of proprietary, patented, three-dimensional high-density packaging. High-density packaging allows commercial, industrial, defense and aerospace customers to install large amounts of memory into small spaces. DPAC's commercial products include applications such as network servers, computers storage devices and medical instrumentation. The company's Web site is at www.dense-pac.com.


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About Productivity Enhancement Products Inc.

Productivity Enhancement Products provides development, manufacturing, and consulting services to a wide range of technology-driven industries. PEP's skilled professionals, including product designers, developers and manufacturers, have made this company one of the fastest growing engineering firms in Southern California. For more information visit the PEP Web site at www.pepinc.com.

This news release includes forward-looking statements, including statements regarding the management's current beliefs concerning company's market, technology development, expansion and business plans, which are subject to change as a result of various risks or uncertainties. Every statement herein that is not historic in nature is a forward-looking statement. The actual results may materially differ from those described in any forward-looking statement. Important factors that may cause actual results to differ are set forth in the company's periodic filing with the U.S. Securities and Exchange Commission including its Form 10-KSB for the year ended Feb. 29, 2000 or subsequent Forms 10-QSB. These factors would include, but are not limited to, uncertainties and risks concerning acquisitions, challenges in integrating technologies or operations efficiently or managing acquired operations, risks concerning liabilities acquired and due diligence, protection of technology or proprietary rights, risks of litigation, and others, and difficulties of controlling acquisition costs.



CONTACT: Dense-Pac Microsystems Inc., Garden Grove

Yvonne Huff, 714/898-0007

yvonneh@dense-pac.com

or

Wall Street Investor Relations Corp.

Joe Zappulla, 301/907-4090

JoeZ@WallStreetIR.com